UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2010 (May 7, 2010)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 7, 2010. The matters voted on and the results of the vote were as follows:

(a)	John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, Joseph Jimenez, David W. Johnson, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

		Votes For	Votes Against	Abstentions	Broker Non-
					Votes

	John T. Cahill	372,700,994	3,816,869	749,423	58,065,529
	Ian Cook	366,741,727	9,706,133	816,426	58,065,529
	Helene D. Gayle	374,222,746	2,198,699	845,841	58,065,529
	Ellen M. Hancock	370,464,829	8,044,770	757,687	58,065,529
	Joseph Jimenez	374,729,364	1,626,282	911,640	58,065,529
	David W. Johnson	367,572,970	8,663,619	1,030,697	58,065,529
	Richard J. Kogan	367,492,511	8,894,056	880,719	58,065,529
	Delano E. Lewis	371,384,126	5,282,641	600,579	58,065,529
	J. Pedro Reinhard	371,565,183	4,667,960	1,034,143	58,065,529
	Stephen I. Sadove	367,615,097	8,775,822	878,367	58,065,529

(b)	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	428,743,489	5,576,563	1,012,763	0

(c)	An advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	417,366,144	13,399,133	4,567,538	0

(d)	A stockholder proposal regarding charitable contributions was not approved. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	22,395,799	278,187,274	76,684,213	58,065,529

(e)	A stockholder proposal regarding special stockholder meetings was not approved. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	145,511,026	229,340,459	2,415,801	58,065,529

For information regarding the vote required for the approval of the matters voted on at the annual meeting, please see the Company’s 2010 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 13, 2010	By:	/s/ Andrew D. Hendry
	Name:	Andrew D. Hendry
	Title:	Senior Vice President, General Counsel
and Secretary